As filed with the Securities and Exchange Commission on February ___, 1994
                                                Registration No. 33-________
=============================================================================






                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _______________

                            REGISTRATION STATEMENT

                                      ON

                                   FORM S-8

                                    Under

                          THE SECURITIES ACT OF 1933
                               _______________

                         FIRST ALBANY COMPANIES INC.
            (Exact name of registrant as specified in its charter)
          New York                                   22-2655804
     (State of Incorporation)                        (I.R.S. Employer
                                                    Identification No.)
                               41 State Street
                           Albany, New York  12207
         (Address of principal executive offices, including zip code)

                 First Albany Companies Inc. Stock Bonus Plan
                           (Full title of the Plan)
                               _______________

                          Michael R. Lindburg, Esq.
                      Vice President and General Counsel
                         First Albany Companies Inc.
                               41 State Street
                           Albany, New York  12207
                   (Name and address of agent for service)
                                (518) 447-8500
                      (Telephone number, including area
                         code, of agent for service)
                               _______________

                                  Copies to:
                     Winthrop, Stimson, Putnam & Roberts
                            One Battery Park Plaza
                          New York, New York  10004
                                (212) 858-1000
                      Attention: Howard S. Kelberg, Esq.

                       CALCULATION OF REGISTRATION FEE



                                    Proposed      Proposed
                       Amount       maximum       maximum       Amount of
 Title of securities   to be        offering      aggregate     registration
 to be registered      registered   price         offering      fee(2)
 (1)                                per share(2)  price(2)





 Common Stock, par
 value $.01 per
 share                 300,000      $8.25         $2,475,000    $854.00

=============================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for First Albany Companies Inc.'s Common Stock on the NASDAQ National Market System on February 2, 1994.



                                    PART I

              INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

Item 2.   Registrant Information and Employee Plan Annual Information.


                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

            The following documents which have heretofore been filed by First Albany Companies Inc. (the "Company") (File No. 0-14140) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 24, 1993.

            (b) The First Albany Companies Inc. Stock Bonus Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1992.

            (c) Description of the Company's Common Stock, par value $.01 per share, contained in the registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

            All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

             Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

                 See Item 3.

Item 5.   Interests of Named Experts and Counsel.


                                LEGAL OPINION

            The legality of the Common Stock offered pursuant to this Registration Statement has been passed upon for the Company by Michael R. Lindburg, Vice President and General Counsel of the Company, 41 State Street, Albany, New York 12207. Mr. Lindburg is the beneficial owner of Common Stock of the Company, including options to purchase Company Common Stock, with an aggregate fair market value exceeding $50,000.


                                   EXPERTS

            The consolidated statements of financial condition as of September 24, 1993 and September 25, 1992 and the consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended September 24, 1993 of First Albany Companies Inc. and the statements of net assets available for plan benefits of First Albany Companies Inc. Stock Bonus Plan as of December 31, 1992 and 1991 and the statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1992, incorporated by reference in this registration statement have been incorporated herein in reliance on the reports of Coopers & Lybrand, independent accountants given on the authority of that firm as experts in accounting and auditing.

Item 6.   Indemnification of Directors and Officers.

            Article 6.07 of the Company's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

            Such rights of indemnification are in addition to, and not in limitation of, any rights of indemnification under the Business Corporation Law of the State of New York (Sections 721 through 727), which provides for indemnification by a corporation of its officers and directors under circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

Item 7.   Exemption from Registration Claimed.

                 Not applicable.

Item 8.   Exhibits.

Exhibit
Number                Description
______                ___________

 4(a)     - Certificate of Incorporation of First Albany Companies Inc.
            (Designated in Registration Statement No. 33-1353 as Exhibit
            3.1).*

 4(b)     - Bylaws of First Albany Companies Inc.

 5(a)     - Opinion of the Company's General Counsel as to the legality of securities offered under the First Albany Companies Inc. Stock Bonus Plan.

 5(b)     - Internal Revenue Service determination letters stating that the
            First Albany Companies Inc. Stock Bonus Plan is qualified under
            Section 401(a) of the Internal Revenue Code of 1986, as amended.

 24(a)    - Consent of Coopers & Lybrand, independent  accountants.

 24(b)    - Consent of Counsel (contained in the Opinion of the Company's
            General Counsel, Exhibit 5(a) hereto).

 25(a)    - Certified resolutions of the Board of Directors of First Albany
            Companies Inc. relating to Power of Attorney set forth on signature page hereof.

 25(b)    - Power of Attorney (set forth on the signature page hereof).

____________________

*  Incorporated by reference.

Item 9.   Undertakings.

          (1)  The undersigned registrant hereby undertakes:

               (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

            (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                  SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, the State of New York, on the 4th day of February, 1994.

                                     FIRST ALBANY COMPANIES INC.


                                     By: /s/ GEORGE C. McNAMEE
                                         _______________________
                                         George C. McNamee,
                                         Chairman of the Board


                              POWER OF ATTORNEY

            Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints George C. McNamee and Alan P. Goldberg, and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 300,000 shares of Common Stock, par value $.01 per share, and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 4th day of February, 1994.

        Signature                                   Title
        ---------                                   ------


/s/ GEORGE C. McNAMEE                     Director, Chairman and
- ------------------------------                 Co-Chief Executive Officer
   George C. McNamee                            (Principal Executive Officer)


/s/ ALAN P. GOLDBERG                      Director, President and
- ------------------------------                 Co-Chief Executive Officer
   Alan P. Goldberg


/s/ DAVID J. CUNNINGHAM                   Vice President and Chief
- ------------------------------                 Financial Officer (Principal
   David J. Cunningham                         Financial and Accounting
                                               Officer)

/s/ J. ANTHONY BOECKH                     Director
- ------------------------------
   J. Anthony Boeckh


/s/ HONORABLE HUGH L. CAREY               Director
- ------------------------------
   Honorable Hugh L. Carey


/s/ HUGH A. JOHNSON                       Director and Senior Vice
- ------------------------------                 President
   Hugh A. Johnson


/s/ DANIEL V. McNAMEE, III                Director
- ------------------------------
   Daniel V. McNamee, III


/s/ ROBERT F. VAGT                        Director
- ------------------------------
   Robert F. Vagt


/s/ BENAREE P. WILEY                      Director
- ------------------------------
   Benaree P. Wiley


                 Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the First Albany Companies Inc. Stock Bonus Plan have duly caused this Registration to be duly signed on its behalf by the undersigned, thereunto duly authorized in the City of Albany, State of New York, on the 4th day of February, 1994.



                                     FIRST ALBANY COMPANIES INC.
                                     STOCK BONUS PLAN


                                      By:/s/ GEORGE C. McNAMEE
                                        ------------------------------
                                        George C. McNamee
                                        Member of the Administrative
                                        Committee









         ___________________________________________________________
         ___________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                               ________________


                                   EXHIBITS

                                  filed with

                            Registration Statement

                                      On

                                   Form S-8

                                    Under

                          The Securities Act of 1933

                               ________________

                 FIRST ALBANY COMPANIES INC. STOCK BONUS PLAN
                           (Full title of the plan)


                         First Albany Companies Inc.
              (Exact name of issuer as specified in its charter)




         ___________________________________________________________
         ___________________________________________________________


















                         First Albany Companies Inc.
                                ______________

                                Exhibit Index


Exhibit                                                  Sequential
Number           Description                             Page Number
- -------          -----------                             -----------

 4(a)       -    Certificate of Incorporation of First       *
                 Albany Companies Inc. (Designated in
                 Registration Statement No. 33-1353 as
                 Exhibit 3.1).

 4(b)       -    Bylaws of First Albany Companies Inc.

 5(a)       -    Opinion of the Company's General Counsel
                 as to the legality of securities offered under the First Albany Companies Inc.
                 Stock Bonus Plan.

 5(b)       -    Internal Revenue Service determination
                 letters stating that the First Albany
                 Companies Inc. Stock Bonus Plan is
                 qualified under Section 401(a) of the
                 Internal Revenue Code of 1986, as amended.

 24(a)      -    Consent of Coopers & Lybrand, independent
                 accountants.

 24(b)      -    Consent of Counsel (contained in the
                 Opinion of the Company's General Counsel,
                 Exhibit 5(a) hereto).

 25(a)      -    Certified resolutions of the Board of
                 Directors of First Albany Companies Inc.
                 relating to the Power of Attorney set forth on signature page hereof.

 25(b)      -    Power of Attorney (set forth on signature
                 page hereof).


__________________

*  Incorporated by reference.